EXHIBIT 3.3

                                             FILED EFFECTIVE
                                            03 NOV-7  AM 11:31
                                            SECRETARY OF STATE
                                              STATE OF IDAHO


ARTICLES OF AMENDMENT
(General Business)

To the Secretary of State of the State of Idaho
  Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.   The name of the corporation is:
     PEDIATRIC PROSTHETICS, INC.

2.   The text of each amendment is as Follows.
     SEE ATTACHED ADDENDUM. TO ARTICLE IV OF THE CORPORATION'S ARTICLES OF INCORPORATION

3.   The date of adoption of the amendments) was: OCTOBER 10, 2003
                                                 -------------------------------
4.   Manner of adoption (check one):

[X] The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002. Idaho Code, and was. therefore, adopted by the board of directors.

[ ] None of the corporation's shares have been issued and was, therefore, adopted by the [ ] incorporator [ ] board of directors.

[ ] The number of shares outstanding and entitled to vote was
                                                             -------------------

The number of shares cast for and against each amendment was:

Amended article     Shares for     Shares against

                                                     CUSTOMER ACCT #:
                                                     (if using pre-paid account)
                                                     ---------------------------
                                                     SECRETARY OF STATE USE ONLY

Dated: October 31, 2003
      --------------------------
Signed: /s/ Linda Putback-Bean
       -------------------------
Typed Name: Linda Putback-Bean
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Capacity: President
         -----------------------

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                              ARTICLES OF AMENDMENT
               SETTING FORTH THE RIGHTS, PREFERENCES, PRIVILEGES
                    AND RESTRICTIONS, WHICH HAVE NOT BEEN SET
                     FORTH IN THE ARTICLES OF INCORPORATION
                          OR IN ANY AMENDMENT THERETO,
                   OF THE SERIES A CONVERTIBLE PREFERRED STOCK
                         OF PEDIATRIC PROSTHETICS, INC.

The undersigned, Linda Putback-Bean, does hereby certify that:

     A. She is the duly elected and acting President of Pediatric Prosthetics, Inc., an Idaho corporation (the "Corporation").

     B. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated October 10, 2003, the Board of Directors duly adopted these Articles of Amendment to Article IV of the Corporation's Articles of
Incorporation:

     C. The Articles of Incorporation of the Company authorizes a class of stock designated as Preferred Stock, with a par value of $0.001 per share (the "Preferred Class"), comprising Ten Million (10,000,000) shares and provides that the Board of Directors of the Company may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

     D. The Board of Directors believes it in the best interests of the Company to create a series of preferred stock consisting of 1,000,000 shares and designated as the "Series A Convertible Preferred Stock" having certain rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock. No shares of Series A Convertible Preferred Stock have been issued;

     E. The Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock as follows:

          1.  Definitions.  For purposes of this Certificate of Designation, the
              -----------
     following definitions shall apply:

               1.1 "Board" shall mean the Board of Directors of the Corporation.

               1.2 "Corporation" shall mean Pediatric Prosthetics, Inc., an Idaho corporation.

               1.3 "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.


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               1.4  "Common Stock Dividend" shall mean a stock dividend declared and  paid  on  the  Common  Stock  that is payable in shares of Common
          Stock.

               1.5 "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock).

               1.6 "Original Issue Date" shall mean the date on which the Corporation issues the first share of Series A Convertible Preferred Stock.

               1.7 "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.001 par value per share.

               1.8 "Subsidiary" shall mean any corporation or limited liability corporation of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations:

          2. Dividend Rights.
             ---------------

               2.1 In each calendar year, the holders of the then outstanding Series A Convertible Preferred Stock, shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend); provided however, no dividend shall be declared or paid when there is outstanding indebtedness of the Corporation or any accrued interest remains outstanding on such indebtedness unless the holder of such debt waives this condition. No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously. Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a, result of the Corporation paying a dividend or making a Distribution on, the Common Stock in violation of the terms of this
          Section 2.

               2.2 Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof.

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

               2.3 Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 2 Shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

          3.  Liquidation Rights. The Series A Convertible Preferred Stock shall
              ------------------
     have the same liquidation preference as the Common Stock.

          4. Conversion Rights.
             -----------------

               (a) Conversion of Preferred Stock. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into one
          (1) fully paid and nonassessable share of Common Stock of the Corporation.

               (b) Procedures for Exercise of Conversion Rights. The holders of any shares of Series A Convertible Preferred Stock may exercise their conversion rights as to all such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by the Corporation), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such dale is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in, section 4(c) below. The holder shall be deemed to have become a shareholder of record on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Convertible Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

               (c) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A
          Convertible Preferred Stock. If more than one share of Sales A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock, which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

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               (d)  Payment  of  Taxes for Conversions The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (e) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of all series of preferred stock from time to time outstanding.

               (f) Registration or Listing of Shares of Common Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or stale law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

               (g) Status of Common Stock Issued Upon Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

               (h) Status of Converted Preferred Stock. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be issuable by the Corporation.

          5. Adjustment of Conversion Price.
             ------------------------------

               (a) General Provisions. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series A Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall


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

          have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, rectification, consolidation, merger, sale or other disposition it had converted its shares of Series A Convertible Preferred Stock into Common Stock. The provisions of this Section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (b) No Impairment, The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Convertible Preferred Stuck against impairment. This provision shall not restrict the Corporation from amending its Articles of Incorporation in accordance with the General Corporation Law of the State of Delaware and the terms hereof.

          7.  Redemption.  The Series A Convertible Preferred Stock shall not be
              ----------
     redeemable

          8. Notices. Any notices required by the provisions of this Certificate
             -------
     of Designation to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

          9.  Voting  Provisions.  Each  share of Series A Convertible Preferred
              ------------------
     Stock shall be entitled to twenty (20) votes on all matters to which the shareholders of the Corporation are entitled or required to vote.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed by its President and attested to by its Secretary this 31st day of October, 2003.



By: /s/ Linda Putback-Bean            By: Linda Putback-Bean
    -------------------------             ----------------------------
    Linda Putback-Bean, President         Linda Putback-Bean, Secretary


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